FRANKLIN BANCORPORATION, INC.

                                                                      EXHIBIT 11


COMPUTATION OF EARNINGS PER SHARE AND EARNINGS PER SHARE, ASSUMING DILUTION

(DOLLARS IN THOUSANDS - EXCEPT PER SHARE DATA)





                                                   FOR THE THREE MONTH PERIOD ENDED MARCH 31,

                                               1998                                         1997
---------------------------------------------------------------------------------------------------------------------
                           INCOME             SHARES      PER SHARE        INCOME          SHARES        PER SHARE
                         (NUMERATOR)      (DENOMINATOR)     AMOUNT       (NUMERATOR)    (DENOMINATOR)     AMOUNT
--------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
Income available
  to stockholders          $1,723           6,692,244      $0.26           $1,383        6,487,577           $0.21

EFFECT OF DILUTIVE
  SECURITIES:
Options                                       474,952                                      399,992
                                            ---------                                    ---------
EARNINGS PER SHARE
  ASSUMING DILUTION:
Income available to
  stockholders plus
  assumed conversions      $1,723           7,167,176      $0.24           $1,383        6,887,569           $0.20
                           ------           ---------      -----           ------        ---------           -----





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